DOCSDC1:54895.1



               SECURITIES AND EXCHANGE COMMISSION


                    Washington, D.C.  20549


                          ____________


                            FORM 8-A


      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
           PURSUANT TO SECTION 12(b) OR (g) OF THE
               SECURITIES EXCHANGE ACT OF 1934



                MBNA America Bank, National Association
   (Exact name of registrant as specified in its charter)


   United States                                        51-
0331454
(State of incorporation or organization)               (IRS
Employer
                                             Identification No.)


           1100 North King Street
              Wilmington, Delaware
19801
(Address of principal executive offices)          (Zip Code)

Securities to be registered pursuant to Section 12(b) of the
Act:

                            None

Securities to be registered pursuant to Section 12(g) of the
Act:

              MBNA Master Credit Card Trust II
   Class A Floating Rate Asset Backed Certificates, Series
                           1997-M
   Class B Floating Rate Asset Backed Certificates, Series
                           1997-M
                      (Title of Class)


INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be
         Registered.

         The description of the Asset Backed Certificates appearing under the captions entitled: "Summary of Terms"; "Risk Factors"; "The Receivables"; "Maturity Assumptions"; "Receivable Yield Considerations"; and "Description of the Certificates" in the Prospectus Supplement dated October 28, 1997 and "Prospectus Summary"; "Risk Factors"; "The Receivables"; "Maturity Assumptions"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Federal Income Tax Consequences"; and "ERISA Considerations" in the Prospectus, dated October 8, 1997 (the Prospectus and the Prospectus Supplement are incorporated herein by reference as Exhibit 5).

Item 2.  Exhibits.

                    Exhibit 1--Form of specimens of
                certificates representing Class A Floating
                Rate Asset Backed Certificates, Series
                1997-M and Class B Floating Rate Asset
                Backed Certificates, Series 1997-M.

                    Exhibit 2--Pooling and Servicing Agreement
                (included in Exhibit 4 to the Registrant's
                Form 8-K, as filed with the Securities and Exchange Commission on October 14, 1994, which is incorporated herein by reference).

                    Exhibit 3--First Amendment to Pooling and
                Servicing Agreement, dated as of March 11,
                1996 (included in Exhibit 3 to the
                Registrant's Form 8-A, as filed with the Securities and Exchange Commission on April 5, 1996, which is incorporated herein by reference).

                    Exhibit 4--Series 1997-M Supplement.

                    Exhibit 5--Prospectus Supplement dated
                October 28, 1997, as filed with the
                Securities and Exchange Commission on
                October 29, 1997, pursuant to Rule
                424(b)(2), together with the Prospectus
                dated October 8, 1997, as filed with the Securities and Exchange Commission on
                October 9, 1997, pursuant to Rule
                424(b)(5).

                           SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


                                   MBNA AMERICA BANK,
                                     NATIONAL ASSOCIATION




Date:  November 6, 1997
                         By:    /s/   Elizabeth T. Kelly
                                     Elizabeth T. Kelly
                                     Vice President
                       INDEX TO EXHIBITS



Exhibit Number-

Exhibit
-
1-Form of specimens of certificates representing Class A
Floating Rate Asset Backed Certificates, Series 1997-M and
Class B Floating Rate Asset Backed Certificates, Series
1997-M.
-
2-Pooling and Servicing Agreement (included in Exhibit 4 to
the Registrant's Form 8-K, as filed with the Securities and
Exchange Commission on October 14, 1994, which is
incorporated herein by reference).
-
3-First Amendment to Pooling and Servicing Agreement, dated
as of March 11, 1996 (included in Exhibit 3 to the
Registrant's Form 8-A, as filed with the Securities and
Exchange Commission on April 5, 1996, which is incorporated
herein by reference).
-
4-Series 1997-M Supplement.
-
5-Prospectus Supplement dated October 28, 1997, as filed
with the Securities and Exchange Commission on October 29,
1997, pursuant to Rule 424(b)(2), together with the
Prospectus dated October 8, 1997, as filed with the
Securities and Exchange Commission on October 9, 1997,
pursuant to Rule 424(b)(5), is incorporated herein by
reference.
-
-